Exhibit 32.1

Certification pursuant to
18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

David J. Warnemunde, President and Chief Executive Officer and Brenda L. Borchers, Chief Financial Officer of Madison County Financial, Inc. (the “Company”) each certify in their capacity as officers of the Company that they have reviewed the Annual Report of the Company on Form 10-K for the year ended December 31, 2012 and that to the best of their knowledge:

(1)	the Report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 28, 2013	/s/ David J. Warnemunde
Date	David J. Warnemunde
President and Chief Executive Officer

March 28, 2013	/s/ Brenda L. Borchers
Date	Brenda L. Borchers
Chief Financial Officer